                                                                   EXHIBIT 10.29

                              SEVERANCE AGREEMENT

     THIS AGREEMENT is entered into as of April 30, 1997 by and between NIGEL P. GALLOP ("GALLOP") and ULTRADATA Corporation, a Delaware corporation
("COMPANY").

                                    RECITALS
                                    --------
     (a) GALLOP has served as Chairman of the Board and Chief Executive Officer of the Company since 1989 and as a director of the Company since 1981 and served as the Company's President from 1989 to 1996.

     (b) In connection with his employment as President and Chief Executive Officer of the Company, Gallop entered into an Employment Agreement with the Company dated as of July 31, 1995 (the "Employment Agreement").

     (c) By mutual agreement of GALLOP and COMPANY, GALLOP has resigned as Chief Executive Officer of the Company effective April 30, 1997, subject to the terms and conditions of this Agreement.

     (d) GALLOP and COMPANY now desire to terminate the Employment Agreement and, in consideration therefor and for other mutually beneficial consideration, provide for certain severance benefits and other obligations of the parties as more fully set forth herein.

     In consideration of the promises, covenants, releases and other actions of the parties set forth in this Agreement, COMPANY and GALLOP hereby agree as follows.

1.  Termination of Employment Agreement
    -----------------------------------

     The Employment Agreement is hereby terminated in its entirety and is of no further force or effect.

2.  Obligations of COMPANY
    ----------------------

     (a) COMPANY will pay GALLOP, in cash, the sum of $200,000, representing 8 months of regular salary at the rate currently specified in the Employment Agreement, without bonuses, payable in three equal installments. The first installment will be paid upon execution of this Agreement and each additional installment will be paid at the beginning of each calendar quarter thereafter.

     (b) COMPANY will cooperate with GALLOP to make available to him the insurance benefits as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). GALLOP will be responsible for the payment, directly to benefits providers, of all amounts due with respect to such benefits.

     (c) COMPANY will pay GALLOP, upon execution of this Agreement, in cash, the sum of $57,690.08, representing 10 weeks (400 hours) of accrued vacation in accordance with the Company's vacation accrual policy.

     (d) That certain nonqualified stock option, dated July 31, 1995, to purchase 600,000 shares of the Company's Common Stock with an exercise price of $6.00 per share currently held by GALLOP (the "Option") is hereby amended to provide that: (a), notwithstanding the provisions of Section 2 of the Option, such Option is now exercisable in full as to all 600,000 shares issuable under such Option; and (b) notwithstanding Section 4 of the Option, which provides for termination of the exercisability of the Option 90 days after a "Termination", as defined in the Option, such Option will remain exercisable through the "Expiration Date", as defined in the Option. The provisions of this paragraph will not apply to any options to purchase shares of COMPANY stock now or hereafter held by GALLOP other than the Option.

     (e) COMPANY hereby agrees to reimburse GALLOP's actual relocation expenses, as determined in accordance with the definition of moving expenses permitted to be deducted under the Internal Revenue Code of 1986, as amended, as incurred, up to $100,000, payable if and when spent, including the brokerage fee for the sale of Mr. Gallop's current home in Danville, California and first class airfares for Mr. Gallop and his spouse between Pleasanton, California and Perth, Australia or such other similar destination as GALLOP may determine.

     (f) COMPANY hereby sells, assigns and transfers to GALLOP all of its right, title and interest in an to that certain property described more fully on Exhibit A attached hereto. COMPANY agrees to execute and deliver the BILL OF
---------
SALE attached hereto as Exhibit A with respect to such property. Such property is transferred "as is" and without warranty by the Company of any kind.

3.  Obligations of GALLOP
    ---------------------

     (a) It is understood that GALLOP is currently serving as Chairman of the Board of COMPANY and remains a director of COMPANY notwithstanding his resignation as an employee of COMPANY. GALLOP hereby agrees that he will not receive, and he forever irrevocably waives any claim, right, title or interest in or to, any additional compensation for serving as a director or Chairman of the Board of the Company, including without limitation any options that may be granted to GALLOP under the Company's 1995 Directors Stock Option Plan, other than reimbursement of expenses incurred in accordance with the Company's then-current policies, the payments and other benefits provided under this Agreement and the options currently held by GALLOP to purchase shares of the Company's Common Stock. Nothing herein is to be construed to confer on GALLOP any right to continue as a director or Chairman of the Board of COMPANY.

     (b) GALLOP acknowledges that he has acquired knowledge of proprietary, trade secret and other confidential business information of COMPANY in the course of his employment with COMPANY relating to, without limitation, the research, development, strategy, technology, marketing, financial, and operational aspects of COMPANY'S business operations. GALLOP further acknowledges that the disclosure of such information to any third party, company, or business would damage COMPANY'S business interests. GALLOP accordingly agrees to hold all proprietary, trade secret and other confidential business information acquired by him during his employment with COMPANY as confidential, and covenants not to disclose or make available such information to any individual or entity, nor will he utilize such information for his own benefit.

     (c) In addition, GALLOP acknowledges and agrees that any copyrightable works prepared by him within the scope of his employment with COMPANY are "works for hire" under the Copyright Act and that COMPANY is considered the author and owner of such copyrightable works and that all inventions, improvements, designs, original works of authorship, formulas, processes, computer software programs, databases and trade secrets that (a) are developed using equipment, supplies, facilities or trade secrets of COMPANY or (b) result from work performed by GALLOP for COMPANY, or (c) relate to COMPANY's business or past, current or anticipated research and development (each an "Invention"), will be the sole and exclusive property of COMPANY and are hereby irrevocably assigned by GALLOP to COMPANY. In addition, GALLOP hereby irrevocably transfers and assigns to COMPANY all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention and any and any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention that GALLOP may have in or with respect to any Invention. GALLOP has been notified and understands that the provisions of this paragraph do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which is attached hereto as Exhibit B.
                   ----------

     (d) GALLOP agrees to assist COMPANY, at COMPANY's expense, in every proper way to obtain COMPANY and enforce patents, copyrights, trade secret rights and other legal protections for the Company's Inventions in any and all countries. GALLOP will execute any documents that COMPANY may reasonably request for use in obtaining or enforcing such patents, copyrights, trade secrets and other legal protections. GALLOP hereby appoints the Secretary of COMPANY as his attorney-in-fact to execute documents on GALLOP's behalf for this purpose.

     (e) The provisions of this Section 3 are in addition to, and will not be construed to supersede or limit, any other obligations of GALLOP under any law or agreement with respect to confidentiality of Company proprietary information or ownership of the Company's property or proprietary rights.

     (c) GALLOP warrants that no other individual or entity has any interest in the subject matter hereof; that he has not transferred, hypothecated, assigned, encumbered or disposed of any claim encompassed by this Agreement, and that he has the sole right and exclusive authority to execute this Agreement;

4.  Releases
    --------

     (a) In consideration of their mutual promises, covenants warranties and payments provided for in this Agreement, GALLOP and COMPANY, for themselves, their heirs, assigns, employees, agents, executors, predecessors and successors in interest, hereby release and forever discharge each other from any and all claims, demands, actions or causes of action arising from or in any way connected with GALLOP'S employment with COMPANY, the terms and conditions of such employment or the cessation of such employment. Notwithstanding the foregoing, the provisions of this paragraph will not affect the obligations of the parties under this Agreement, the Option, that certain Indemnification Agreement between COMPANY and GALLOP or that certain option to purchase 35,000 shares of Common Stock granted to GALLOP by COMPANY, any obligation of GALLOP under any law or agreement with respect to confidentiality of Company proprietary information or ownership of the Company's property or proprietary rights or any cause of action arising from fraud or willful misconduct.

     (b) GALLOP and COMPANY acknowledge that they may have sustained damage or possess claims relating to the subject matter of this Agreement of which they are presently unaware. Having taken such possibility into account, however, in entering into this Agreement, GALLOP and COMPANY expressly waive the benefits of California Civil Code Section 1542, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

5.  Binding Effect
    --------------

     This Agreement in binding upon, and shall inure to the benefit of, GALLOP, COMPANY, their heirs, assigns, executors, predecessors and successors in interest.

6.  Entire Agreement
    ----------------

     This Agreement represents the entire agreement and understanding between GALLOP and COMPANY concerning the subject matter hereof, and any prior or contemporaneous representations, negotiations, understandings or covenants not set forth herein, including without limitation the Employment Agreement, are expressly rendered null and void. This Agreement may be modified or amended only by a written instrument executed by GALLOP and COMPANY.

7.  Severability
    ------------

     If any clause, provision, term or condition of this Agreement is found to be void, invalid or otherwise unenforceable, the remaining portions of this Agreement shall continue in full force and effect and the meaning of such provisions harmonized to give effect to this Agreement as if the offending clause, provision or term were not included in this Agreement.

8.  Multiple Counterparts
    ---------------------

     This Agreement may be executed in multiple counterparts, all of which together shall comprise the complete agreement. Duplicate originals may be executed with equal force and effect.

9.  Applicable Law and Venue
    ------------------------

     The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of California. GALLOP and COMPANY agree that venue for any action or proceeding relating to this Agreement is proper in the Superior Court of the State of California in and for Alameda County or in the United States District Court for the Northern District of California, and the parties consent to personal jurisdiction in such courts.

10.  Attorney's Fees
     ---------------

     In the event that either COMPANY or GALLOP is compelled to initiate or defend any action or proceeding at law or equity to enforce or defend any right or obligation accruing under the terms of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover the reasonable attorneys' fees incurred in connection with the prosecution or defense of such action or proceeding, in addition to such other relief as may be permitted by law.

11.  Representation by Counsel and Waiver of Conflict
     ------------------------------------------------

     COMPANY and GALLOP recognize and hereby acknowledge that this Agreement has been prepared by Fenwick & West LLP at the instruction of and as legal counsel for the Company, and that Fenwick & West LLP has in the past acted as legal counsel to Gallop. Notwithstanding the foregoing, and recognizing the potential conflict of interest of Fenwick & West LLP in this matter, COMPANY and GALLOP hereby waive any such conflict of interest and consent to the representation of COMPANY by Fenwick & West LLP in connection with this Agreement. GALLOP agrees that he will, if he deems necessary or appropriate, seek separate legal counsel in connection with this Agreement.

12.  Acknowledgment of Understanding
     -------------------------------

     By their signatures below, GALLOP and COMPANY acknowledge that they have read the terms of this Agreement, understand the rights and obligations accruing under this Agreement, and are willing to be bound by such terms and conditions voluntarily, and without duress or coercion of any kind.

     Executed at Pleasanton, California this 19/th/ day of May 1997.

                                    By:  /s/ Nigel P. Gallop
                                         -------------------
                                         Nigel P. Gallop

     Executed at Pleasanton, California this 19/th/ day of May 1997.

                                    ULTRADATA CORPORATION

                                    By:  /s/ Philip D. Ranger
                                        ---------------------
                                        Philip D. Ranger
                                        Chief Financial Officer

                                   EXHIBIT A

                                  BILL OF SALE


FOR GOOD AND VALUABLE CONSIDERATION receipt of which is hereby acknowledged, ULTRADATA Corporation, a Delaware corporation, hereby delivers, assigns and transfers, without warranty of any kind, express or implied, including but not limited to any warranty of merchantability or fitness for a particular purpose, to Nigel P. Gallop, all of its right, title and interest in and to the property set forth on Exhibit "1" hereto.


Dated:  May 19, 1997                        ULTRADATA CORPORATION



                                            By:  /s/ Philip D. Ranger
                                                 --------------------
                                                 Philip D. Ranger
                                                 Chief Financial Officer

                           EXHIBIT 1 to Bill of Sale

Mercedes Benz 1993 600 SEL VIN# WDBGA5789PA094814               $63,005.00
Blackhawk Country Club Membership No. 2120                      $25,000.00
Computer equipment:
 IBM Thinkpad 760E                                              $ 5,429.00
 Sony Trinitron 20" Monitor                                       1,669.00
 Computer accessories                                             2,212.00
                                                                ----------
 Total computer equipment                                       $ 9,310.00

                                   EXHIBIT B

                      SECTION 2870, CALIFORNIA LABOR CODE

Section 2870 of the California Labor Code states as follows: ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

                                       1